                            CERTIFICATE OF FORMATION

                                       OF

                           SPECTAGUARD ACQUISITION LLC

     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particulary Chaper 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

     FIRST: The name of the limited liability company (hereinafter called the
"limited liability company") is SpectaGuard Acquisition LLC.

     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are
Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

Executed on December 11, 1997

                                        /s/ Valerie Russell
                                        ----------------------------------------
                                        Valerie Russell, Authorized Person